Exhibit 10.1

LEGEND MINING INC.

SUITE 403, 2-46 DeZHENNAN ROAD, YUESIU DISTRICT, GUANGZHOU, GUANGDONG PROVINCE, PEOPLES REPUBLIC OF CHINA

January 28, 2008

Carman Wilcox

Box 54 Stalwart

Saskatchewan, Canada

SOG 4RO

Dear Sir:

We understand that you own a 100% interest in and to the mineral claim (the “Property”) situated in Township 52, Range 15, W2M, Sections 4 and 9, in the Province of Saskatchewan, with tenure number S-14260. The Property is comprised of 512 hectares.

This letter sets forth the principal terms of our agreement to acquire an option to purchase your 100% interest in and to the Property.

When a copy of this letter is signed by you, where indicated on the last page hereof, there will be a legally binding and enforceable agreement between Legend Mining Inc. (“Legend”) and yourself (“Wilcox”) with respect to the Property, on the terms and conditions described in this letter.

Wilcox hereby grants to Legend the sole and exclusive right and option (the “Option”) exercisable in accordance with the terms agreed to between the parties, to acquire up to a 100% undivided interest in the Property, free and clear of all liens, charges, encumbrances, security interests and adverse claims.

Wilcox hereby represents and warrants to Legend that:

(a)

to the best of his knowledge and belief, there is no adverse claim or challenge against or to the ownership of or title to the Property, or any portion thereof nor is there any basis thereof and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein and no person has any royalty or interest whatsoever in production or profits from the Property or any portion thereof, and the Property are not the whole or substantially the whole of her assets or undertaking;

(b)

to the best of his knowledge and belief, there has been no material spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on in or under the Property or into the environment, except releases permitted or otherwise authorized by such law;

(c)

to the best of his knowledge and belief, no toxic or hazardous substance or waste has been disposed of or is located on the Property as a result of activities of Wilcox or his predecessors in interest;

(d)

to the best of his knowledge and belief, no toxic or hazardous substance or waste has been treated on or is now stored on the Property;

(e)

to the best of his knowledge and belief, there are no pending or ongoing actions taken by or on behalf of any native persons pursuant to the assertion of any land claims with respect to lands included in the Property;

(f)

he shall be liable and shall indemnify and save Legend harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any covenant, representation or warranty contained in this Agreement.  Wilcox acknowledges and agrees that Legend has entered into this Agreement relying on the covenants, representations and warranties of this Agreement.

Legend hereby covenants with Wilcox that it shall be liable for and shall indemnify and save Wilcox harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any covenant, representation or warranty contained in this Agreement, and, or any damage caused to the Property by Legend, its servants or its agents.  Legend acknowledges and agrees that Wilcox has entered into this Agreement relying on the covenants, representations and warranties of this Agreement.

Legend shall pay $7,500 to Wilcox on the date hereof, shall pay Wilcox a further $15,000 on or before September 30, 2008, shall pay Wilcox a further $25,000 on or before the second anniversary of this Agreement, shall pay Wilcox a further $205,000 on or before the third anniversary of this Agreement, and shall incur $200,000 in Expenditures on the Property, all in accordance with the following schedule, in order to earn an undivided 100% ownership interest in the Property:

a)

$50,000 by September 30, 2008; and

b)

$150,000 by September 30, 2009.

For the purposes herein, “Expenditures" mean all cash, expenses, obligations and liabilities, other than for personal injury or Property damage, of whatever kind or nature spent or incurred directly or indirectly in connection with mineral exploration.

In the event of default in the performance of any or all of the anniversary payments to be made, and, or the exploration requirements, all as hereinbefore described, the Option and this Agreement shall terminate.

Forthwith upon Legend exercising the Option by performing the above noted requirements, a 100% interest in and to the Property shall vest, and shall be deemed for all purposes hereof to have vested, in Legend.

The Parties agree that the anniversary payments, and the exploration expenditure requirements, as hereinbefore described are optional, and Legend may in its sole discretion at any time terminate the Option granted to it by giving notice of such termination to Wilcox.  If Legend gives notice of termination of the Option granted to Wilcox, Legend shall be under no obligation to make any further payments or make any further expenditures from and after the date such notice is effective.

Legend shall be responsible for ensuring that all claims are kept in good standing during the term of the Option and covenants that any work done on the Property by Legend, its servants or agents, shall be done in accordance with the provisions of the Mining Act, and Regulations thereto, of the Province of Saskatchewan.

Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telefacsimile or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telefacsimile or other similar form of communication, be deemed to have been given and received on the day it was actually received.

Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

Time shall be of the essence in the performance of this Agreement.

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

This Agreement provides for an option only, and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Legend to do any acts or make any payments hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating Legend to do any further act or make any further payment.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, USA.

If you are in agreement with the foregoing, please sign below and return one copy of this letter to the undersigned.

Sincerely,

Legend Mining Inc.

By:

/s/ Tao Chen

Tao Chen

President

Agreed this 28th day of January, 2008

/s/ Carman Wilcox

Carman Wilcox